Exhibit 4.2

Execution version

GRANTOR TRUST DEED

BY AND AMONG

EMERGENT CAPITAL, INC.,

AS GRANTOR,

AND

MAPLES TRUSTEE SERVICES (CAYMAN) LIMITED

AS GRANTOR TRUST TRUSTEE

Dated as of 1 March 2021

THE LAMINGTON ROAD GRANTOR TRUST

GRANTOR TRUST DEED

GRANTOR TRUST DEED, dated as of 1 March 2021, by and among (i) EMERGENT CAPITAL, INC., a Florida corporation, as Grantor (the “Grantor”), and (ii) Maples Trustee Services (Cayman) Limited, as Grantor Trust Trustee (the “Grantor Trust Trustee”), and (iii) all Owners and Holders from time to time of Grantor Trust Certificates issued hereunder and deemed to be parties hereto.

WITNESSETH:

WHEREAS, the Grantor Trust Trustee wishes to declare and establish a trust (the “Trust”) over the Initial Trust Property (as defined below) and the related rights and additional property comprising the Grantor Trust Estate (as defined below) on the terms of this Deed.

WHEREAS, the Trust desires to provide, as hereinafter set forth in this Deed, for the deposit of PPNs (as hereinafter defined) from time to time with the Grantor Trust Trustee for the purposes set forth in this Deed, for the creation of Grantor Trust Certificates representing the PPNs so deposited and for the execution and delivery of Certificates evidencing the Grantor Trust Certificates.

WHEREAS, any Certificates issued pursuant to the terms of this Deed are to be substantially in the form of Exhibit A attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in herein.

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, the parties hereto enter into this Deed to constitute the Trust and agree for the benefit of each of them as follows:

ARTICLE I

DEFINITIONS

Section 1.1            Capitalized Terms. For all purposes of this Deed, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, with respect to a Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Business Day” shall mean any day other than (i) a Saturday or a Sunday, (ii) a day on which the Federal Reserve is closed, or (iii) a day on which banking institutions in the Cayman Islands, the State of New York, or any state in which the Corporate Trust Office of the Grantor Trust Trustee or its designee (as applicable) is located are authorized or obligated by law or executive order to be closed.

“Certificate” shall mean the Grantor Trust Certificates issued hereunder evidencing certificated Grantor Trust Certificates.

“Code” shall mean the Internal Revenue Code of 1986, and Treasury Regulations promulgated thereunder.

“Company” shall mean Lamington Road Designated Activity Company, a designated activity company incorporated in Ireland with company number 541559 and registered address 1-2 Victoria Buildings, Haddington Road, Dublin 4.

“Company Governing Documents” shall mean the Constitution of the Company.

“Corporate Trust Office” shall mean, with respect to the Grantor Trust Trustee, the principal corporate trust office of the Grantor Trust Trustee located at Boundary Hall, Cricket Square, PO Box 1093, Grand Cayman KY1-1102, Cayman Islands; Attn: Peter Goddard, or at such other address in the Cayman Islands as the Grantor Trust Trustee may designate by notice to the Grantor Trust Trustee or its designee (as applicable), the Grantor and the Owners or the principal corporate trust office in the Cayman Islands of any successor.

“deliver” or its noun form (a) when used with respect to PPNs or other Deposited Securities, shall mean (i) book-entry transfer of those PPNs or other Deposited Securities to an account maintained by an institution authorized under applicable law to effect transfers of such securities designated by the Person entitled to that delivery, or (ii) physical transfer of certificates evidencing those PPNs or other Deposited Securities registered in the name of, or duly endorsed or accompanied by proper instruments of transfer to, the Person entitled to that delivery, and (b) when used with respect to Grantor Trust Certificates, shall mean (i) book-entry transfer of Grantor Trust Certificates to an account at DTC designated by the Person entitled to such delivery, evidencing Grantor Trust Certificates registered in the name requested by that Person, (ii) registration of Grantor Trust Certificates not evidenced by a Certificate on the books of the Grantor Trust Trustee or its designee (as applicable) in the name requested by the Person entitled to such delivery and mailing to that Person of a statement confirming that registration, or (iii) if requested by the Person entitled to such delivery, delivery at the Corporate Trust Office of the Grantor Trust Trustee or its designee (as applicable) to the Person entitled to such delivery of one or more Certificates evidencing Grantor Trust Certificates.

“Deed” shall mean this Grantor Trust Deed.

“Deposited Securities” shall mean PPNs at such time deposited or deemed to be deposited under this Deed and any and all other securities, property and cash received by the Grantor Trust Trustee or its designee (as applicable) in respect thereof and at such time held under this Deed, subject as to cash to the provisions of Section 5.5.

“Dollars” shall mean United States dollars.

“DTC “ shall mean The Depository Trust Company or its successor.

“Exchange Deed” means the exchange agreement, dated on or about the date hereof, between the Grantor and Equiniti Trust Company.

“Expenses” shall have the meaning assigned to such term in Section 9.2.

“Grantor” shall have the meaning set forth in the Preamble.

“Foreign Registrar” shall mean the entity that carries out the duties of registrar for the PPNs and any other agent of the Company for the transfer and registration of PPNs, including any securities depositary for the PPNs.

“Grantor Trust” shall mean a Grantor Trust within the meaning provided under subpart E of part I of subchapter J of chapter 1 of subtitle A of the Code.

“Grantor Trust Certificate(s)” shall mean the securities created under this Deed representing rights with respect to the Deposited Securities. Grantor Trust Certificates may be certificated securities evidenced by Certificate(s) or uncertificated securities. Except for those provisions of this Deed that refer specifically to Certificates, all the provisions of this Deed shall apply to both certificated and uncertificated Grantor Trust Certificates. Each Grantor Trust Certificate shall be equivalent to the number of PPNs specified in Exhibit A to this Deed, until there shall occur a payment of principal and/or interest upon Deposited Securities covered by Section 5.3 or a change in Deposited Securities covered by Section 5.8 with respect to which additional Grantor Trust Certificates are not delivered, and thereafter Grantor Trust Certificates shall be equivalent to the amount of PPNs or Deposited Securities specified in such Sections.

“Grantor Trust Estate” shall mean, at any time, the assets of the Trust at such time, including the Initial Trust Property and the Deposited Securities, regardless of whether such assets are held by the Grantor Trust Trustee or any agent or custodian for the Trust.

“Grantor Trust Expenses” shall mean any and all fees, expenses, indemnities or other amounts payable from time to time by the Trust under this Deed, including all Grantor Trust Trustee Fees and Expenses and Organizational Expenses, any and all amounts payable to any Grantor Trust Trustee Indemnified Party, and any and all other costs, expenses and payment obligations incurred by the Trust.

“Grantor Trust Trustee” shall have the meaning set forth in the Preamble.

“Grantor Trust Trustee Fees and Expenses” shall mean the fees of the Grantor Trust Trustee as agreed to by or on behalf of the Trust in a separate fee letter governing such fees, and all expenses, indemnities and all other amounts payable from the Grantor Trust Estate to the Grantor Trust Trustee hereunder.

“Grantor Trust Trustee Indemnified Party” shall have the meaning assigned to such term in Section 9.2 (a).

“Gross Negligence” in relation to a person means a standard of conduct beyond negligence whereby that person acts with reckless disregard for the consequences of a breach of a duty of care owed to another.

“Holder” shall mean any Person holding a Certificate or a security entitlement or other interest in Grantor Trust Certificates, whether for its own account or for the account of another Person, but that is not the Owner of that Certificate or those Grantor Trust Certificates.

“Indenture” means the indenture, dated on or about the date hereof, between the Company and U.S. Bank National Association, a national banking association, as trustee.

“Initial Trust Property” means the sum of US$10.00 which upon execution of this Deed shall be held by the Grantor Trust Trustee in trust in accordance with the terms of this Deed.

“Irish Treaty” means The Convention Between the Government of the United States of America and the Government of Ireland for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital Gains, signed on July 28, 1997, as amended by Protocols signed by the contracting parties on September 24, 1999 and July 13, 2000.

“Organizational Expenses” shall mean all fees, expenses, indemnities and all other amounts payable by the Trust in connection with maintaining its continued existence under the law of the Cayman Islands, its good standing and status as an exempted trust under Part VI of the Trusts Act and its status as a Grantor Trust, including any and all fees payable by or in respect of the Trust to the Government of the Cayman Islands.

“Owner” shall mean the Person in whose name Grantor Trust Certificates are registered on the books of the Grantor Trust Trustee or its designee (as applicable) maintained for such purpose.

“Person” shall mean an individual, partnership, corporation, limited liability company, joint stock company, trust (including a business or statutory trust), unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

“PPNs” shall mean the profit participating notes due 2121 issued by the Company pursuant to the Indenture that are validly issued and outstanding and that were not issued in violation of any pre-emptive or similar rights of the holders of outstanding securities of the Company (including any PPNs issued upon exchange, conversion or exercise of rights of any other securities of the Company); provided, however, that, if there shall occur any change in nominal value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 5.8, an exchange or conversion in respect of the PPNs of the Company, the term “PPNs” shall thereafter also mean the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion.

“Qualified Person” shall mean a “qualified person” as defined under Article 23(2)(a), (b), (d), (e) or (f) of the Irish Treaty (i.e., United States or Irish citizens or resident individuals, certain United States or Irish qualified governmental entities, certain United States or Irish tax-exempt entities, and certain United States or Irish publicly traded companies or subsidiaries thereof described in Article 23(2) of the Irish Treaty).

“Record Date” shall mean, with respect to any distribution, the Business Day immediately preceding the date of such distribution.

“Registrar” shall mean any bank or trust company that is appointed by the Grantor Trust Trustee or its designee (as applicable) to register Grantor Trust Certificates and transfers of Grantor Trust Certificates as herein provided.

“Registrar of Trusts” means the registrar of trusts appointed pursuant to Part VI of the Trusts Act.

“Securities Act” shall mean the United States Securities Act of 1933.

“Transfer Agent Service Deed” means the transfer agent service agreement, dated on or about the date hereof, between the Trust and Equiniti Trust Company.

“Treasury Regulations” shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” shall have the meaning set forth in the Recitals and shall be construed in accordance with Section 1.2(a).

“Trust Officer” shall mean any employee of the Grantor Trust Trustee or its Affiliates with direct responsibility for the administration of the Trust and, with respect to a particular corporate trust matter, any other employee of the Grantor Trust Trustee or its Affiliates to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Trust Period” means the period commencing on the date of this Deed and ending on whichever shall be the earlier of the following days: (i) the day prior to the 150th anniversary of the date of this Deed; (ii) the date (if any) the Grantor notice is delivered in accordance with Clause 10.1(a), and (iii) such date (if any) as the Grantor Trust Trustee may in its sole discretion by instrument in writing appoint.

“Trusts Act” means the Trusts Act (as revised) of the Cayman Islands.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation, partnership or any entity treated as a corporation or a partnership for U.S. federal income tax purposes created or organized in, or under the laws of, the U.S. or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of subtitle A of the Code), and which was treated as a United States person on August 20, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. The term “United States” shall have the meaning set forth in Section 7701 of the Code.

Section 1.2            Other Definitional Provisions.

(a)               References throughout this Deed to the “Trust” shall, where the context requires, be construed as a compendious reference to the Grantor Trust Trustee acting in its capacity as trustee and in the administration of the Trust.

(b)               Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them: (i) prior to the termination of the Indenture, in the Indenture, or if not defined therein, in the Company Governing Documents; and (ii) following the termination of the Indenture, in the Company Governing Documents, or if not defined therein, in the Indenture. In the event any term used herein is defined by reference to an agreement that has been terminated (or to any exhibit, annex, schedule or other document attached thereto), unless the context otherwise requires, such term shall have the definition set forth in such agreement (or to such exhibit, annex, schedule or other document) immediately prior to such agreement’s termination.

(c)               All terms defined in this Deed shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(d)               As used in this Deed and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Deed or in any such certificate or other document, and accounting terms partly defined in this Deed or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Deed or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Deed or in any such certificate or other document shall control.

(e)               The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Deed shall refer to this Deed as a whole and not to any particular provision of this Deed; Section and Exhibit references contained in this Deed are references to Sections and Exhibits in or to this Deed unless otherwise specified; and the term “including” shall mean “including without limitation.”

(f)                The definitions contained in this Deed are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(g)               Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith shall mean such agreement, instrument or statute as from time to time amended, restated, amended and restated, supplemented or otherwise modified from time to time and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; and references to a Person are also to its successors and permitted assigns.

“$” refers to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

ARTICLE II

ORGANIZATION

Section 2.1            Name. The Trust created pursuant to this Deed, shall be known as “the Lamington Road Grantor Trust”, or by such other name as the Grantor Trust Trustee may from time to time determine, in which name the Grantor Trust Trustee (subject to Section 2.11) may continue to administer and conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

Section 2.2            Office. The office of the Trust shall be in care of the Grantor Trust Trustee at its Corporate Trust Office or at such other address as the Grantor Trust Trustee may designate by written notice to the Grantor and the Owners and Holders.

Section 2.3            Purposes and Powers. The purpose of the Trust is to engage in the following activities and the Grantor Trust Trustee shall have the power and authority:

(a)               to acquire the PPNs and other assets, subject to the terms and conditions of this Deed, and to own, hold, manage, dispose of and otherwise deal with the PPNs and its other assets, subject to the terms and conditions of this Deed;

(b)               to execute and deliver agreements providing for the issuance, transfer, exchange, listing, distribution of disbursements, record keeping, in respect of the Grantor Trust Certificates and any other activity the Grantor Trust Trustee considers necessary or desirable in connection with the administration of the Trust and the Grantor Trust Certificates, including the transactions contemplated under the Indenture, the Exchange Deed and the Transfer Agent Services Deed;

(c)               to execute and deliver agreements providing for options, warrants or other instruments for rights to Grantor Trust Certificates for all or certain Owners;

(d)               to execute, deliver and issue the Grantor Trust Certificates pursuant to this Deed;

(e)               to hold, manage and distribute funds to the Owners and Holders in accordance with, and other perform in respect of its obligations, under this Deed; and

(f)                to engage in those activities, including entering into agreements and executing documents, that are necessary or suitable to accomplish the foregoing or are incidental thereto or connected with this Deed.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall at all times be operated in accordance with this Deed.

Section 2.4            Appointment of Grantor Trust Trustee. The Grantor hereby confirms the appointment of Maples Trustee Services (Cayman) Limited, as the Grantor Trust Trustee of the Trust as of the date of this Deed, to have all the rights, powers and duties set forth herein. The Grantor Trust Trustee hereby accepts such appointment.

Section 2.5            Grantor Trust Estate. The Grantor has contributed, on the date hereof, and may from time to time contribute, the Initial Trust Property and the PPNs deposited in accordance with this Deed. Ownership of the Initial Trust Property and the PPNs, including all right, power and authority to exercise and enforce all of the Trust’s rights and remedies in respect thereof, but none of the obligations, shall vest immediately in the Grantor Trust Trustee for the benefit of the Owners and Holders upon each such acquisition of PPNs. The Grantor Trust Trustee hereby accepts all such property for the benefit of the Owners and Holders.

Section 2.6            Grantor Trust Expenses. All Grantor Trust Expenses shall be paid by the Grantor Trust Trustee from the Grantor Trust Estate. Each Owner or Holder, by its acceptance of a Grantor Trust Certificate or Certificate, shall be deemed to have agreed to the foregoing, and shall further be deemed to have acknowledged that all rights, benefits and entitlements accruing to the Owners and Holders are conditioned upon the assumption and payment of such Grantor Trust Expenses.

Section 2.7            Declaration of Trust. The Grantor Trust Trustee hereby declares that it will hold the Grantor Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Owners and Holders, and subject to the obligations of the Trust under this Deed. It is the intention of the parties hereto that the Trust be established under the law of the Cayman Islands and that this Deed constitute the governing instrument of the Trust. Effective as of the date hereof, the Grantor Trust Trustee shall have all rights, powers and duties set forth herein and as supplemented under the general law (including but not limited to the Trusts Act) with respect to accomplishing the purposes of the Trust; except, however, the Grantor Trust Trustee shall have no power that would cause the Trust to be treated as other than a Grantor Trust. It is the intention of the parties hereto that for U.S. federal, state and local income and franchise tax purposes, the Trust shall be treated as a Grantor Trust. The parties agree that, unless otherwise required by appropriate tax authorities, the Grantor Trust Trustee on behalf of the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with this characterization of the Trust for such tax purposes if and as necessary. Notwithstanding the foregoing, the Grantor Trust Trustee may, and reserves its right to, file an extension of time for filing any such returns.

Section 2.8            Title to Trust Property.

(a)            Subject to Section 2.5 and this Section 2.8, legal title to all the Grantor Trust Estate shall be vested at all times in the Grantor Trust Trustee.

(b)           The Owners and Holders shall not have legal title to any part of the Grantor Trust Estate. No transfer by operation of law or otherwise of any interest of the Owners or Holders shall operate to terminate this Deed or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of any part of the Grantor Trust Estate.

Section 2.9            Situs of Trust. The Trust will be domiciled in the Cayman Islands. The principal office of the Trust will be at the Corporate Trust Office of the Grantor Trust Trustee in the Cayman Islands.

Section 2.10        [Reserved].

Section 2.11        Cayman Islands Trustee.

(a)           The Grantor Trust Trustee shall serve as the trustee of the Trust in the Cayman Islands, and upon constitution of the Trust shall cause it to be registered with the Registrar of Trusts as an exempted trust under Part VI of the Trusts Act with a view to obtaining a tax exemption certificate from the government of the Cayman Islands.

(b)            The Grantor Trust Trustee shall maintain a place of business in the Cayman Islands and a full trust license to conduct business in or from within the Cayman Islands issued by the Cayman Islands Monetary Authority and either (i) take all such other actions (if any) as may from time to time be required under the Banks and Trust Companies Act (as revised) to be taken on its part in order to maintain its trust license in the Cayman Islands for so long as it continues to act as trustee of this Trust, or (ii) promptly notify the Grantor and the Owners and Holders in the event there is any such action that it is unable or unwilling to take in this regard. In the event the Grantor Trust Trustee is unable or unwilling to take any such action as may from time to time be required to maintain its trust license in the Cayman Islands, the Grantor Trust Trustee acknowledges that this shall constitute cause for its removal.

Section 2.12        Liability of Owners and Holders. Except to the extent expressly provided in this Deed, the Owners and Holders shall not incur or assume any liability or be required to make any payment to any of the parties to this Deed and shall be entitled to a similar limitation of personal liability, mutatis mutandis, as that extended to shareholders of exempted companies incorporated under the Companies Act (as revised) of the Cayman Islands.

Section 2.13        Transparency. The Trust is not a body corporate and does not have separate legal personality under the laws of the Cayman Islands. The Trust has no beneficial title or interest in the Grantor Trust Estate.

ARTICLE III

FORM OF CERTIFICATE; DEPOSIT OF PPNS; EXECUTION AND DELIVERY,
TRANSFER AND SURRENDER OF GRANTOR TRUST CERTIFICATES

Section 3.1            General. Each Holder and each Owner, upon acceptance of any Grantor Trust Certificate(s) (or any interest therein) issued in accordance with the terms and conditions of this Deed, shall be deemed for all purposes to (a) be a party to and bound by the terms of this Deed and the applicable Certificate(s), and (b) appoint the Grantor Trust Trustee as its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in this Deed and the applicable Certificate(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Grantor Trust Trustee in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deed and the applicable Certificate(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Section 3.2            Form of Receipts; Registration and Transferability of Grantor Trust Certificates.

(a)             Definitive Certificates shall be substantially in the form set forth in Exhibit A annexed to this Deed, with appropriate insertions, modifications and omissions, as hereinafter provided. No Certificate shall be entitled to any benefits under this Deed or be valid or obligatory for any purpose, unless such Certificate shall have been (i) executed by the Grantor Trust Trustee or its designee by the manual signature of a duly authorized officer of the Grantor Trust Trustee or its designee, or (ii) executed by the facsimile signature of a duly authorized officer of the Grantor Trust Trustee or its designee and countersigned by the manual signature of a duly authorized signatory of the Grantor Trust Trustee or its designee. The Grantor Trust Trustee or its designee shall maintain books on which (x) each Certificate so executed and delivered as hereinafter provided and the transfer of each such Certificate shall be registered, and (y) all Grantor Trust Certificates delivered as hereinafter provided and all registrations of transfer of Grantor Trust Certificates shall be registered. A Certificate bearing the facsimile signature of a person that was at any time a proper officer of the Grantor Trust Trustee or its designee shall, subject to the other provisions of this paragraph, bind the Grantor Trust Trustee or its designee, notwithstanding that such person was not a proper officer of the Grantor Trust Trustee or its designee on the date of issuance of that Certificate.

(b)            The Certificates may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deed as may be required by the Grantor, Grantor Trust Trustee or its designee, or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which Grantor Trust Certificates may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Certificates are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

(c)            Grantor Trust Certificates evidenced by a Certificate, when properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of Cayman Islands. Grantor Trust Certificates not evidenced by Certificates shall be transferable as uncertificated registered securities under the laws of Cayman Islands. Any purported transfer of Grantor Trust Certificates not in accordance with this provision shall be null and void and shall not be given effect for any purpose whatsoever. The Grantor Trust Trustee or its designee, notwithstanding any notice to the contrary, may treat the Owner of Grantor Trust Certificates as the absolute owner thereof for the purpose of determining the Person entitled to any distribution or to any notice provided for in this Deed and for all other purposes, and neither the Grantor Trust Trustee or its designee nor the Trust shall have any obligation or be subject to any liability under this Deed to any Holder of Grantor Trust Certificates unless that Holder is the Owner of those Grantor Trust Certificates.

Section 3.3            Deposit of PPNs.

(a)            Subject to the terms and conditions of this Deed, PPNs or evidence of rights to receive PPNs may be deposited by delivery thereof to the Grantor Trust Trustee or its designee, accompanied by any appropriate instruments or instructions for transfer, or endorsement, in form satisfactory to the Grantor Trust Trustee or its designee (as applicable), together with all such certifications as may be required by the Grantor Trust Trustee or its designee (as applicable) in accordance with the provisions of this Deed, and, if the Grantor Trust Trustee or its designee (as applicable) requires, together with a written order from the Grantor directing the Grantor Trust Trustee or its designee (as applicable) to deliver to, or upon the written order of, the Person or Persons stated in such order, the number of Grantor Trust Certificates representing such deposit.

(b)            No PPN shall be accepted for deposit unless accompanied by evidence satisfactory to the Grantor Trust Trustee or its designee (as applicable) that any necessary approval has been granted by any governmental body in any applicable jurisdiction that is then performing the function of the regulation of currency exchange. If required by the Grantor Trust Trustee or its designee (as applicable), PPNs presented for deposit at any time, whether or not the transfer books of the Company or the Foreign Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Grantor Trust Trustee or its designee (as applicable), which will provide for the prompt transfer to the Grantor Trust Trustee or its designee (as applicable) of any payment of principal and/or interest or right to subscribe for additional PPNs or to receive other property which any Person in whose name the PPNs are or have been recorded may thereafter receive upon or in respect of such deposited PPNs, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Grantor Trust Trustee or its designee (as applicable).

(c)             The Grantor Trust Trustee or its designee (as applicable) shall refuse to accept PPNs for deposit if they have received a notice from the Grantor that the Company has restricted transfer of those PPNs under the Indenture or any applicable laws or that the deposit would result in any violation of the Indenture or any applicable laws. The Grantor shall notify the Grantor Trust Trustee and its designee in writing with respect to any restrictions on transfer of its PPNs for deposit under this Deed.

(d)            At the request and risk and expense of any Person proposing to deposit PPNs, and for the account of such Person, the Grantor Trust Trustee or its designee (as applicable) may receive certificates for PPNs to be deposited, together with the other instruments herein specified.

(e)               Upon each delivery to the Grantor Trust Trustee or its designee (as applicable) of a certificate or certificates for PPNs to be deposited hereunder, together with the other documents specified above, the Grantor Trust Trustee or its designee (as applicable) shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company or the Foreign Registrar, if applicable, for transfer and recordation of the PPNs being deposited in the name of the Grantor Trust Trustee or its designee (as applicable).

(f)                Deposited Securities shall be held by the Grantor Trust Trustee or its designee (as applicable) for the account and to the order of the Grantor Trust Trustee or at such other place or places as the Grantor Trust Trustee shall determine.

(g)               Without limitation of the foregoing, the Grantor Trust Trustee or its designee (as applicable) shall not knowingly accept for deposit under this Deed any PPNs or other Deposited Securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such PPNs or other Deposited Securities, or any PPNs or Deposited Securities the deposit of which the Grantor advises the Grantor Trust Trustee or its designee (as applicable) in writing would violate any provisions of the Indenture.

Section 3.4            Delivery of Grantor Trust Certificates. Upon receipt by the Grantor Trust Trustee or its designee (as applicable) of any deposit pursuant to Section 3.3, together with the other documents required as specified in that Section, or upon the receipt of PPNs or evidence of the right to receive PPNs by the Grantor Trust Trustee or its designee (as applicable), the Grantor Trust Trustee or its designee (as applicable), subject to the terms and conditions of this Deed, shall deliver, to or upon the order of the Person or Persons entitled thereto, the number of Grantor Trust Certificates issuable in respect of that deposit, but only upon payment to the Grantor Trust Trustee or its designee (as applicable) of the fees and expenses of the Grantor Trust Trustee or its designee (as applicable) for the delivery of such Grantor Trust Certificates as notified by the Grantor Trust Trustee or its designee (as applicable) in connection with such issuance, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

Section 3.5            Registration of Transfer of Grantor Trust Certificates; Combination and Split-up of Certificates; Interchange of Certificated and Uncertificated Grantor Trust Certificates.

(a)               The Grantor Trust Trustee or its designee (as applicable), subject to the terms and conditions of this Deed, shall register transfers of Grantor Trust Certificates on its transfer books from time to time, upon (i) in the case of certificated Grantor Trust Certificates, surrender of the Certificate evidencing those Grantor Trust Certificates, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, or (ii) in the case of uncertificated Grantor Trust Certificates, receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 3.11), and, in either case, duly stamped as may be required by applicable law. Thereupon the Grantor Trust Trustee or its designee (as applicable) shall deliver those Grantor Trust Certificates to or upon the order of the Person entitled thereto.

(b)               The Grantor Trust Trustee or its designee (as applicable), subject to the terms and conditions of this Deed, shall upon surrender of a Certificate or Certificates for the purpose of effecting a split-up or combination of such Certificate or Certificates, execute and deliver a new Certificate or Certificates for any authorized number of Grantor Trust Certificates requested, evidencing the same aggregate number of Grantor Trust Certificates as the Certificate or Certificates surrendered.

(c)               The Grantor Trust Trustee or its designee (as applicable), upon surrender of certificated Grantor Trust Certificates for the purpose of exchanging for uncertificated Grantor Trust Certificates, shall cancel such certificated Grantor Trust Certificates and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated Grantor Trust Certificates. The Grantor Trust Trustee or its designee (as applicable), upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 3.11) from the Owner of uncertificated Grantor Trust Certificates for the purpose of exchanging for certificated Grantor Trust Certificates, shall cancel those uncertificated Grantor Trust Certificates and deliver to the Owner the same number of certificated Grantor Trust Certificates.

(d)               The Grantor Trust Trustee or its designee (as applicable) may appoint one or more co-transfer agents for the purpose of effecting registration of transfers of Grantor Trust Certificates and combinations and split-ups of Certificates at designated transfer offices on behalf of the Grantor Trust Trustee or its designee (as applicable). In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or Persons entitled to Grantor Trust Certificates and will be entitled to protection and indemnity to the same extent as the Grantor Trust Trustee or its designee (as applicable).

Section 3.6            [Reserved].

Section 3.7            Limitations on Delivery, Transfer and Surrender of the Grantor Trust Certificates.

(a)               As a condition precedent to the delivery or registration of transfer of any Grantor Trust Certificates or split-up or combination of any Certificate, the Grantor Trust Trustee or its designee (as applicable) may require payment from the depositor of PPNs or the presenter of the Certificate or instruction for registration of transfer or surrender of Grantor Trust Certificates not evidenced by a Certificate of a sum sufficient to reimburse it for any tax or other governmental charge and any transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to PPNs being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Grantor Trust Trustee or its designee (as applicable) may establish consistent with the provisions of this Deed, including, this Section 3.7.

(b)               The delivery of Grantor Trust Certificates against the deposit of PPNs generally or against the deposit of particular PPNs may be suspended, or the transfer of Grantor Trust Certificates in particular instances may be refused, or the registration of transfer of outstanding Grantor Trust Certificates generally may be suspended, during any period when the transfer books of the Grantor Trust Trustee or its designee (as applicable) are closed, or if any such action is deemed necessary or advisable by the Grantor Trust Trustee or its designee (as applicable) at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deed, or for any other reason, subject to the provisions of the following sentence. Without limiting the foregoing, the Grantor Trust Trustee or its designee (as applicable) shall not knowingly accept for deposit under this Deed any PPNs which would be required to be registered under the provisions of the Securities Act for public offer and sale in the United States unless a registration statement is in effect as to such PPNs for such offer and sale. Additionally, neither the Grantor Trust Trustee or its designee (as applicable) will sell or issue any securities of the Company or the Trust (including, any Series A Notes (as defined in the Indenture), Series B Notes (as defined in the Indenture), Grantor Trust Certificates, PPNs, or options, warrants or other rights to acquire any of the foregoing) to any U.S. Person if such sale or issuance of securities would cause the Company to be a “controlled foreign corporation” within the meaning of Section 957 of the Code (a “CFC”). The Grantor Trust Trustee or its designee (as applicable) will not redeem any Grantor Trust Certificates if such redemption would cause the Company to be a CFC. Each of the parties hereto hereby covenants and agrees that, after the date hereof, it shall not take any action (including (i) the purchase or disposition of Series A Notes, Series B Notes, Grantor Trust Certificates, PPNs or options, warrants or other rights warrants to acquire any of the foregoing, or (ii) the conversion of Series A Notes or Series B Notes into Grantor Trust Certificates) that would cause the Company to be a CFC. The parties hereto agree that any sale, transfer, conversion, redemption, exercise or other disposition of securities of the Company or Trust in contravention of this Section 3.7 shall be given no effect and shall be void ab initio.

Section 3.8            Lost Certificates, etc. In case any Certificate shall be mutilated, destroyed, lost or stolen, the Grantor Trust Trustee or its designee (as applicable) shall deliver to the Owner the Grantor Trust Certificates evidenced by that Certificate in uncertificated form or, if requested by the Owner, execute and deliver a new Certificate of like tenor in exchange and substitution for such mutilated Certificate, upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Certificate. Before the Grantor Trust Trustee or its designee (as applicable) shall deliver Grantor Trust Certificates in uncertificated form or execute and deliver a new Certificate, in substitution for a destroyed, lost or stolen Certificate, the Owner thereof shall have (a) filed with the Grantor Trust Trustee or its designee (as applicable) (i) a request for such execution and delivery before the Grantor Trust Trustee or its designee (as applicable) has notice that the Certificate has been acquired by a bona fide purchaser, and (ii) a sufficient indemnity bond, and (b) satisfied any other reasonable requirements imposed by the Grantor Trust Trustee or its designee (as applicable).

Section 3.9            Cancellation and Destruction of Surrendered Certificates. All Certificates surrendered to the Grantor Trust Trustee or its designee (as applicable) shall be cancelled by the Grantor Trust Trustee or its designee (as applicable). The Grantor Trust Trustee or its designee (as applicable) is authorized to destroy Certificates so cancelled.

Section 3.10        Pre-Release of Grantor Trust Certificates.

(a)               Notwithstanding Section 3.4, the Grantor Trust Trustee or its designee (as applicable) may deliver Grantor Trust Certificates prior to the receipt of PPNs pursuant to Section 3.3 (a “Pre-Release”). The Grantor Trust Trustee or its designee (as applicable) may receive Grantor Trust Certificates in lieu of PPNs in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the Person to whom Grantor Trust Certificates are to be delivered, that such Person, or its customer, (i) is entitled to the Grantor Trust Certificates to be remitted, (ii) assigns all beneficial right, title and interest in such Grantor Trust Certificates to the Grantor Trust Trustee or its designee (as applicable) in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Grantor Trust Certificates that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Grantor Trust Trustee or its designee (as applicable), disposing of such Grantor Trust Certificates other than in satisfaction of such Pre-Release), (b) at all times fully collateralized with cash or such other collateral as the Grantor Trust Trustee or its designee (as applicable) deems appropriate, (c) terminable by the Grantor Trust Trustee or its designee (as applicable) on not more than five (5) Business Days’ notice, and (d) subject to such further indemnities and credit regulations as the Grantor Trust Trustee or its designee (as applicable) deems appropriate. The number of PPNs which result in the issuance of Grantor Trust Certificates which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the PPNs deposited hereunder; provided, however, that the Grantor Trust Trustee or its designee (as applicable) reserves the right to change or disregard such limit from time to time as it deems appropriate.

(b)              The Grantor Trust Trustee or its designee (as applicable) may retain for its own account any compensation received by it in connection with the foregoing.

Section 3.11        DTC Direct Registration System and Profile Modification System.

(a)               Notwithstanding the provisions of Section 3.5, the parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated Grantor Trust Certificates upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Grantor Trust Trustee or its designee (as applicable) may electronically and directly register on its books the ownership of Grantor Trust Certificates. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of Grantor Trust Certificates in DRS book-entry position, to direct the Grantor Trust Trustee or its designee (as applicable) to register a transfer of those Grantor Trust Certificates to DTC or its nominee and to deliver those Grantor Trust Certificates to DTC account of that DTC participant without receipt by the Grantor Trust Trustee or its designee (as applicable) of prior authorization from the Owner to register such transfer.

(b)               In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Grantor Trust Trustee or its designee (as applicable) will not verify, determine or otherwise ascertain that DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (a) has the actual authority to act on behalf of the Owner. For the avoidance of doubt, the provisions of Sections 6.3 and 6.8 shall apply to the matters arising from the use of the DRS. The parties agree that the Grantor Trust Trustee or its designee (as applicable)’s reliance on and compliance with instructions received by the Grantor Trust Trustee or its designee (as applicable) through the DRS/Profile in accordance with this Deed and in compliance with all applicable procedures of DTC, DRS and Profile shall not constitute negligence or bad faith on the part of the Grantor Trust Trustee or its designee (as applicable).

ARTICLE IV

CERTAIN OBLIGATIONS OF OWNERS AND HOLDERS OF GRANTOR TRUST CERTIFICATES

Section 4.1            Filing Proofs, Certificates and Other Information. Any Person presenting PPNs for deposit or any Owner or Holder may be required from time to time to file with the Grantor Trust Trustee or its designee (as applicable) such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Grantor Trust Trustee or its designee (as applicable) may deem necessary or proper. The Grantor Trust Trustee or its designee (as applicable) may withhold the delivery or registration of transfer of Grantor Trust Certificates or the distribution of any property or rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.

Section 4.2            Liability of Owner for Taxes. If any tax or other governmental charge shall become payable by the Grantor Trust Trustee or its designee (as applicable) with respect to any Grantor Trust Certificates or any Deposited Securities, such tax or other governmental charge shall be payable by the Owner of such Grantor Trust Certificates to the Grantor Trust Trustee or its designee (as applicable). The Grantor Trust Trustee or its designee (as applicable) may refuse to register any transfer of those Grantor Trust Certificates or any withdrawal of Deposited Securities until such payment is made, and may withhold any distributions, or may sell for the account of the Owner thereof any part or all of the Deposited Securities, and may apply such distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner of such Grantor Trust Certificates shall remain liable for any deficiency.

Section 4.3            Warranties on Deposit of PPNs. Every Person depositing PPNs under this Deed shall be deemed thereby to represent and warrant that such PPNs and each certificate therefor, if applicable, are validly issued, fully paid, nonassessable and were not issued in violation of any preemptive or similar rights of the holders of outstanding securities of the Company and that the Person making such deposit is duly authorized so to do. Every such Person shall also be deemed to represent that the deposit of such PPNs and the sale of Grantor Trust Certificates representing such PPNs by that Person are not restricted under the Securities Act. Such representations and warranties shall survive the deposit of PPNs and delivery of Grantor Trust Certificates.

Section 4.4            Disclosure of Interests. Notwithstanding any other provision of this Deed, each Holder and Owner agrees to comply with requests from the Trust pursuant to applicable law, the rules and requirements of any stock exchange on which the Grantor Trust Certificates are, or will be, registered, traded or listed, the rules and requirements of any other clearing system through which transactions in the Grantor Trust Certificates may be settled to provide information, inter alia, as to the capacity in which such Holder or Owner owns Grantor Trust Certificates and regarding the identity of any other Person(s) interested in such Grantor Trust Certificates and the nature of such interest and various other matters, whether or not they are Holders or Owners at the time of such request. The Grantor Trust Trustee or its designee (as applicable) agrees to use its reasonable efforts to forward, upon the written request of the Trust and at the expense of the Trust, any such written request from the Trust to the Owners and to forward, as promptly as practicable, to the Trust any responses to such requests received by the Grantor Trust Trustee or its designee (as applicable).

ARTICLE V

THE DEPOSITED SECURITIES

Section 5.1            Cash Distributions. Whenever the Grantor Trust Trustee or its designee (as applicable) shall receive any cash payment of principal, interest and/or any other cash distributions on account of any Deposited Securities, the Grantor Trust Trustee or its designee (as applicable) shall, subject to the provisions of Section 5.5, convert such payment of principal and/or interest into Dollars (if applicable) and shall distribute the amount thus received (net of the fees and expenses of the Grantor Trust Trustee or its designee (as applicable)) to the Owners entitled thereto, in proportion to the number of Grantor Trust Certificates representing such Deposited Securities held by them respectively; provided, however, that in the event that the Grantor Trust Trustee or its designee (as applicable) shall be required to withhold and does withhold from such cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owner of the Grantor Trust Certificates representing such Deposited Securities shall be reduced accordingly. The Grantor Trust Trustee or its designee (as applicable) shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded down to the nearest whole cent and so distributed to Owners entitled thereto. The Trust or its agent will remit to the appropriate governmental agency in any applicable jurisdiction all amounts withheld and owing to such agency by the Trust or its agent. The Grantor Trust Trustee or its designee (as applicable) will forward to the Trust or its agent such information from its records as the Trust may reasonably request to enable the Trust or its agent to file necessary reports with governmental agencies, and the Grantor Trust Trustee or its designee (as applicable) or the Trust or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners.

Section 5.2            Distributions Other Than Cash, PPNs or Rights. Subject to the provisions of Sections 5.11 and 6.9, whenever the Grantor Trust Trustee or its designee (as applicable) shall receive any securities or property other than as described in Section 5.1, 5.3 or 5.4, the Grantor Trust Trustee or its designee (as applicable) shall cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Grantor Trust Trustee or its designee (as applicable) or any taxes or other governmental charges, in proportion to the number of Grantor Trust Certificates representing such Deposited Securities held by them respectively, in any manner that the Grantor Trust Trustee or its designee (as applicable) may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Grantor Trust Trustee or its designee (as applicable) such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Trust or the Grantor Trust Trustee or its designee (as applicable) withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Owners or Holders) the Grantor Trust Trustee or its designee (as applicable) deems such distribution not to be feasible, the Grantor Trust Trustee or its designee (as applicable) may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Grantor Trust Trustee or its designee (as applicable)) shall be distributed by the Grantor Trust Trustee or its designee (as applicable) to the Owners entitled thereto, all in the manner and subject to the conditions described in Section 5.1. The Grantor Trust Trustee or its designee (as applicable) may withhold any distribution of securities under this Section 5.2 if it has not received satisfactory assurances from the Trust that the distribution does not require registration under the Securities Act. The Grantor Trust Trustee or its designee (as applicable) may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this Section 5.2 that is sufficient to pay its fees and expenses in respect of that distribution.

Section 5.3            Distributions in PPNs. If any securities or property distributed in respect of any Deposited Securities consists of additional PPNs, the Grantor Trust Trustee or its designee (as applicable) may deliver to the Owners entitled thereto, in proportion to the number of Grantor Trust Certificates representing such Deposited Securities held by them respectively, an aggregate number of Grantor Trust Certificates representing the amount of PPNs received as such additional distribution, subject to the terms and conditions of this Deed with respect to the deposit of PPNs and after deduction or upon issuance of Grantor Trust Certificates, including the withholding of any tax or other governmental charge as provided in Section 5.11 and the payment of the fees and expenses of the Grantor Trust Trustee or its designee (as applicable) (and the Grantor Trust Trustee or its designee (as applicable) may sell, by public or private sale, an amount of the PPNs received sufficient to pay its fees and expenses in respect of that distribution). The Grantor Trust Trustee or its designee (as applicable) may withhold any such delivery of Grantor Trust Certificates if it has not received satisfactory assurances from the Trust that such distribution does not require registration under the Securities Act. In lieu of delivering fractional Grantor Trust Certificates in any such case, the Grantor Trust Trustee or its designee (as applicable) shall sell the amount of PPNs represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 5.1. If additional Grantor Trust Certificates are not so delivered, the Grantor Trust Certificates shall thenceforth also be deemed equivalent to the additional PPNs distributed upon the Deposited Securities represented thereby.

Section 5.4            Rights.

(a)               In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional PPNs or any rights of any other nature, the Grantor Trust Trustee or its designee (as applicable) shall have discretion as to the procedure to be followed in making equivalent rights to Grantor Trust Certificate available to any Owners or in disposing of such equivalent rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Grantor Trust Trustee or its designee (as applicable) may not either make such equivalent rights available to any Owners or dispose of such equivalent rights and make the net proceeds available to such Owners, then the Grantor Trust Trustee or its designee (as applicable) shall allow the rights to lapse. If at the time of the offering of any rights the Grantor Trust Trustee or its designee (as applicable) determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Grantor Trust Trustee or its designee (as applicable) may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of Grantor Trust Certificates held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

(b)               In circumstances in which rights would otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the Grantor Trust Certificates of such Owner hereunder, the Grantor Trust Trustee or its designee (as applicable) will make such rights available to such Owner upon written notice from the Trust to the Grantor Trust Trustee or its designee (as applicable) that (a) the Trust has elected in its sole discretion to permit such rights to be exercised, and (b) such Owner has executed such documents as the Trust has determined in its sole discretion are reasonably required under applicable law.

(c)               If the Grantor Trust Trustee or its designee (as applicable) has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Grantor Trust Trustee or its designee (as applicable) from such Owner to exercise such rights, upon payment by such Owner to the Grantor Trust Trustee or its designee (as applicable) for the account of such Owner of an amount equal to the purchase price of the PPNs to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Grantor Trust Trustee or its designee (as applicable) and any other charges as set forth in such warrants or other instruments, the Grantor Trust Trustee or its designee (as applicable) shall exercise the rights and purchase the PPNs. The Grantor Trust Trustee or its designee (as applicable) will cause the PPNs so purchased to be deposited pursuant to Section 3.3 of this Deed, and shall, pursuant to Section 3.4 of this Deed, deliver Grantor Trust Certificates to such Owner.

(d)               If the Grantor Trust Trustee or its designee (as applicable) determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of Grantor Trust Certificates held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and pay the net proceeds of such sales (net of the fees and expenses of the Grantor Trust Trustee or its designee (as applicable) and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deed) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Grantor Trust Certificates or otherwise.

(e)               The Grantor Trust Trustee or its designee (as applicable) will not offer rights in respect of Grantor Trust Certificates to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Owners or are registered under the provisions of the Securities Act; provided, that nothing in this Deed shall create any obligation on the part of the Trust to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act, the Grantor Trust Trustee or its designee (as applicable) shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Trust upon which the Grantor Trust Trustee or its designee (as applicable) may rely that such distribution to such Owner is exempt from such registration.

(f)                The Grantor Trust Trustee or its designee (as applicable) shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

Section 5.5            Conversion of Foreign Currency.

(a)               Whenever the Grantor Trust Trustee or its designee (as applicable) shall receive foreign currency, by way of payment of principal and/or interest or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Grantor Trust Trustee or its designee (as applicable) be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Grantor Trust Trustee or its designee (as applicable) shall convert or cause to be converted by sale or in any other manner that it may determine such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Grantor Trust Trustee or its designee (as applicable) shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Grantor Trust Certificates or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Grantor Trust Trustee or its designee (as applicable).

(b)               If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Grantor Trust Trustee or its designee (as applicable) shall file such application for approval or license, if any, as it may deem desirable.

(c)               If at any time the Grantor Trust Trustee or its designee (as applicable) shall determine that in its judgment any foreign currency received by the Grantor Trust Trustee or its designee (as applicable) is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Grantor Trust Trustee or its designee (as applicable) is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Grantor Trust Trustee or its designee (as applicable), the Grantor Trust Trustee or its designee (as applicable) may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Grantor Trust Trustee or its designee (as applicable) to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

(d)               If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Grantor Trust Trustee or its designee (as applicable) may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Grantor Trust Trustee or its designee (as applicable) to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

Section 5.6            Fixing of Record Date. Whenever any cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Grantor Trust Trustee or its designee (as applicable) shall receive notice of any meeting of holders of PPNs or other Deposited Securities, or whenever for any reason the Grantor Trust Trustee or its designee (as applicable) causes a change in the number of PPNs that are represented by Grantor Trust Certificates, or whenever the Grantor Trust Trustee or its designee (as applicable) shall find it necessary or convenient, the Grantor Trust Trustee or its designee (as applicable) shall fix a Record Date, which shall be the same as, or as near as practicable to, any corresponding record date set by the Company, (a) for the determination of the Owners who shall be (i) entitled to receive such distribution or rights or the net proceeds of the sale thereof in respect of the relevant Grantor Trust Certificates, (ii) entitled to give instructions for the exercise of voting rights at any such meeting in respect of the relevant Grantor Trust Certificates, or (iii) responsible for any fee or charge assessed by the Grantor Trust Trustee or its designee (as applicable) pursuant to this Deed, or (b) on or after which Grantor Trust Certificates will be equivalent to the changed number of PPNs. Subject to the provisions of Sections 5.1 through 5.5 and to the other terms and conditions of this Deed, the Owners on such Record Date shall be entitled, as the case may be, to receive the amount distributable by the Grantor Trust Trustee or its designee (as applicable) with respect to such distribution or such rights or the net proceeds of sale thereof in proportion to the number of Grantor Trust Certificates held by them respectively and to give voting instructions in respect of the relevant Grantor Trust Certificates and to act in respect of any other such matter.

Section 5.7            Voting of Deposited Securities.

(a)               As soon as practicable after the Trust receives notice of any meeting or solicitation of proxies or consents of holders of PPNs or other Deposited Securities, the Grantor Trust Trustee or its designee (as applicable) shall mail to the Owners a notice, the form of which notice must contain (a) the information that is contained in the notice received by the Trust, (b) a statement that the Owners as of the close of business on the Record Date will be entitled, subject to any applicable provision of Cayman Islands law and the provisions of or governing the Deposited Securities, to instruct the Grantor Trust Trustee or its designee (as applicable) as to the exercise of the voting rights, if any, pertaining to the amount of PPNs or other Deposited Securities, and (c) a statement as to the manner in which instructions may be given, including an express indication that if no instruction is received, the Grantor Trust Trustee or its designee (as applicable) may deem such Owner to have instructed the Grantor Trust Trustee or its designee (as applicable) to give a discretionary proxy to a Person designated by the Trust with respect to such Deposited Securities. Upon the written request of an Owner of a Grantor Trust Certificates on the Record Date, received on or before the date established by the Grantor Trust Trustee or its designee (as applicable) for the purpose (the “Instruction Date”), the Grantor Trust Trustee or its designee (as applicable) shall endeavor, insofar as practicable, to vote or cause to be voted the amount of PPNs or other Deposited Securities in accordance with the instructions set forth in that request. The Grantor Trust Trustee or its designee (as applicable) shall not vote or attempt to exercise the right to vote that attaches to Deposited Securities other than in accordance with instructions received from Owners or as provided in the following sentence. If (i) the Trust made a request to the Grantor Trust Trustee or its designee (as applicable) as contemplated by the first sentence of paragraph (a) of this Section 5.7 and complied with paragraph (c) of this Section 5.7, and (ii) no instructions are received by the Grantor Trust Trustee or its designee (as applicable) from an Owner with respect to an amount of Grantor Trust Certificates on or before the Instruction Date, the Grantor Trust Trustee or its designee (as applicable) shall deem that Owner to have instructed the Grantor Trust Trustee or its designee (as applicable) to give, and the Grantor Trust Trustee or its designee (as applicable) shall give, a discretionary proxy to a Person designated by the Trust with respect to that amount of Deposited Securities to vote that amount of Deposited Securities in favor of any proposals or recommendations of the Trust (including any recommendation by the Trust to vote Deposited Securities on any issue in accordance with the majority holders of PPNs’ vote on that issue) as determined by the appointed proxy; except that such instruction shall not be deemed to have been given and the Grantor Trust Trustee or its designee (as applicable) shall not give a discretionary proxy with respect to any matter as to which the Trust informs the Grantor Trust Trustee or its designee (as applicable) (and the Trust agrees to provide that information as promptly as practicable in writing, if applicable) that (x) the Trust does not wish to receive a discretionary proxy, (y) substantial opposition exists, or (z) the matter materially and adversely affects the rights of holders of PPNs.

(b)               There can be no assurance that Owners generally or any Owner in particular will receive the notice described in paragraph (a) of this Section 5.7 sufficiently prior to the Instruction Date to ensure that the Grantor Trust Trustee or its designee (as applicable) will vote the PPNs or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

(c)               In order to give Owners a reasonable opportunity to instruct the Grantor Trust Trustee or its designee (as applicable) as to the exercise of voting rights relating to Deposited Securities, if the Trust will request the Grantor Trust Trustee or its designee (as applicable) to act under paragraph (a) of this Section 5.7, the Grantor Trust Trustee or its designee (as applicable) shall mail the Owners notice of any such meeting or solicitation and details concerning the matters to be voted upon as soon as practicable and, in any event, not less than five days prior to the meeting date or date for giving such proxies or consents.

Section 5.8            Changes Affecting Deposited Securities. Upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Trust or to which it is a party, or upon the redemption or cancellation by the Company of the Deposited Securities, any securities, cash or property which shall be received by the Grantor Trust Trustee or its designee (as applicable) in exchange for, in conversion of, in lieu of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deed, and Grantor Trust Certificates shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received, unless additional Grantor Trust Certificates are delivered pursuant to the following sentence. In any such case the Grantor Trust Trustee or its designee (as applicable) may, after consultation with the Trust to the extent practicable, and shall if the Trust so requests in writing, deliver additional Grantor Trust Certificates as in the case of an in specie repayment in the form of PPNs, or call for the surrender of outstanding Grantor Trust Certificates to be exchanged for new Grantor Trust Certificates specifically describing such new Deposited Securities.

Section 5.9            Reports. The Grantor Trust Trustee or its designee (as applicable) shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy solicitation material, received from the Trust which are both (a) received by the Grantor Trust Trustee or its designee (as applicable) as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company.

Section 5.10           [Reserved].

Section 5.11           Withholding.

(a)             Subject to the terms and conditions set out in the Indenture and the PPNs, in the event that the Grantor Trust Trustee or its designee (as applicable) determines that any distribution in property (including an in specie repayment in the form of PPNs and rights to subscribe therefor) is subject to any tax or other governmental charge which the Grantor Trust Trustee or its designee (as applicable) is obligated to withhold, the Grantor Trust Trustee or its designee (as applicable) may by public or private sale dispose of all or a portion of such property (including PPNs and rights to subscribe therefor) in such amounts and in such manner as the Grantor Trust Trustee or its designee (as applicable) deems necessary and practicable to pay such taxes or charges and the Grantor Trust Trustee or its designee (as applicable) shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of Grantor Trust Certificates held by them respectively.

(b)                [Reserved].

(c)               If the Trust (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (i.e. stamp duty tax, capital gains or other similar tax), the Grantor Trust Trustee or its designee (as applicable) shall, to the extent required by applicable law or to the extent reasonably requested in writing, report to Owners any taxes withheld by it. The Grantor Trust Trustee or its designee (as applicable) shall not be required to provide the Owners with any evidence of the remittance by the Grantor Trust Trustee (or its agents) of any taxes withheld, or of the payment of taxes by the Grantor Trust Trustee. None of the Grantor Trust Trustee or its designee (as applicable) shall be liable for any failure by any Holder or Owner to obtain the benefits of credits on the tax paid against such Holder or Owner’s income tax liability.

(d)               The Grantor Trust Trustee or its designee (as applicable) is under no obligation to provide the Holders and Owners with any information about the tax status of the Trust, except to the extent the Trust provides such information to the Grantor Trust Trustee or its designee (as applicable) for distribution to the Holders and Owners. Neither the Grantor Trust Trustee or its designee (as applicable) shall incur any liability for any tax consequences that may be incurred by Holders and Owners on account of their ownership of the Grantor Trust Certificates, including, tax consequences resulting from the Trust being treated as a “Passive Foreign Investment Company” (as defined in the Code) or otherwise.

ARTICLE VI

LISTING

Section 6.1            Listing. The Grantor Trust Trustee or its designee (as applicable) shall apply for and maintain the quotation or listing and trading of the Grantor Trust Certificates on the Vienna MTF (a multilateral trading facility operated by Wiener Börse AG) (the “Vienna MTF”) or a similar trading market and will comply in all material respects with the Trust’s reporting, filing and other obligations under the bylaws or rules of the Vienna MTF or such similar trading market.

Section 6.2            Stock Exchange Notifications.

(a)               The maximum amount of Grantor Trust Certificates that may be issued hereunder is 1,000,000,000.

(b)              The Grantor Trust Trustee or its designee (as applicable) shall inform the Vienna MTF of the occurrence of any of the below events in accordance with the current rules and procedures of the Vienna MTF:

(i)                a change of name of the Trust;

(ii)              amendment of the legal status of the Trust;

(iii)             any event of default on the Grantor Trust Certificates or postponement of interest payment/repayment by the Trust;

(iv)             any changes to the terms of issue with respect to the Grantor Trust Certificates; and

(v)              any redemption.

(c)             In addition, upon the issuance of any additional Grantor Trust Certificates, the Grantor Trust Trustee or its designee (as applicable) shall apply for admission to trading for such additional Grantor Trust Certificates:

(i)           with respect to a public offering of Grantor Trust Certificates, on the issue date of such additional Grantor Trust Certificates; or

(ii)              in all other cases, no later than 90 days after issue of such additional Grantor Trust Certificates,

and in any event, in accordance with the then current rules and procedures of the Vienna MTF.

(d)               Upon any upsize comprising the issuance of additional Grantor Trust Certificates, the Grantor Trust Trustee or is designee (as applicable) shall inform the Vienna MTF in accordance with the current rules and procedures of the Vienna MTF.

(e)               In connection with the current rules and procedures of the Vienna MTF, the Grantor Trust Trustee is prohibited from dealing in Grantor Trust Certificates.

ARTICLE VII

ACTIONS BY THE GRANTOR TRUST TRUSTEE

Section 7.1            Grantor Trust Trustee Covenants.

(a)               The Trust shall:

(i)               not engage in any activities other than the limited activities set forth in this Deed;

(ii)              not incur indebtedness other than to the extent contemplated by this Deed;

(iii)             maintain its own books and records separate and apart from those of any other Person (which shall be deemed satisfied by its retention of monthly reports);

(iv)             maintain its own accounts separate and apart from those of any other Person, and not commingle its assets with those of any other Person in order to ensure that its assets remain readily identifiable and distinguishable from those of any other Person;

(v)              at all times hold itself out to the public as having a legal identity separate and apart from the Grantor, any Owner and any other Person (save for the Grantor Trust Trustee), and not identify itself as a division of any such Person (other than for tax purposes);

(vi)             file its own tax returns, if any, as may be required under applicable law, to the extent (A) not part of a consolidated group filing a consolidated return or returns, or (B) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(vii)            conduct its business solely in its own name (or the name of the Grantor Trust Trustee for and on behalf of the Trust) in order not to (A) mislead others as to the identity with which such other party is transacting business, or (B) suggest that it is responsible for the debts of any third party;

(viii)           maintain statements of account separate from those of any other Person, separately identifying its own assets, liabilities and financial affairs (which shall be deemed satisfied by its retention of monthly reports), and ensure that any consolidated financial statements of any other Person that include the Trust indicate that the assets of the Trust are not available to creditors of any other Person;

(ix)           remain solvent and pay its indebtedness, operating expenses and other liabilities out of its own funds and assets, allocating fairly and reasonably any general overhead or administrative expenses incurred by itself or any Affiliate on its behalf;

(x)             maintain an arm’s-length relationship with the Grantor, any Owner and their respective Affiliates, and enter into contracts or agreements with any such Person only upon terms and conditions that are commercially reasonable, intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than Affiliates;

(xi)              correct any known misunderstanding regarding its separate identity;

(xii)           not hold itself out as having agreed to pay or become liable for the debts of any Owner or any of their respective Affiliates or fail to correct any known misrepresentation with respect to the foregoing;

(xiii)           not operate or purport to operate as an integrated, single economic unit with respect to the Grantor, any Owner or any other Person (other than the Grantor Trust Trustee);

(xiv)           not seek or obtain credit or incur any obligation to any third party based upon the assets of any Owner or any other Person, or induce any third party to rely on the creditworthiness of any Owner or any other Person in connection therewith;

(xv)            not use stationery, invoices, checks or other business forms of any other Person (other than the Grantor Trust Trustee);

(xvi)         maintain adequate reserves, if any such are so needed, in light of its contemplated business purposes, transactions and liabilities and in order to pay its debts as they become due;

(xvii)        cause agents and other representatives of the Trust to act at all times with respect to the Trust consistently and in furtherance of the foregoing and in the best interests of the Trust; and

(xviii)         observe all statutory trust formalities required by this Deed and under the Trusts Act.

(b)               Without first obtaining an opinion or advice of nationally recognized U.S. federal income tax counsel to the effect that such action will not, for U.S. federal income tax purposes, (x) cause the Trust to be taxable as other than a Grantor Trust, or (y) cause the Trust to generate, for any direct or indirect owner of a beneficial ownership interest in the Grantor Trust Estate that is not a U.S. Person, any “effectively connected income” for U.S. federal income tax purposes, the Trust shall not, and neither the Grantor Trust Trustee nor anyone acting on behalf of the Trust shall have the power or authority to, cause the Trust to exchange any portion of the Grantor Trust Estate for other property (other than cash to be distributed in accordance with this Deed).

ARTICLE VIII

CONCERNING THE GRANTOR TRUST TRUSTEE

Section 8.1            Acceptance of Trusts and Duties. The Grantor Trust Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the express terms of this Deed.

Section 8.2            Representations and Warranties of the Grantor Trust Trustee. The Grantor Trust Trustee hereby represents and warrants to the Grantor and each Owner and Holder that:

(a)                It is a company duly organized and validly existing under the laws of the Cayman Islands under the Companies Act (as revised). It has all requisite organizational power and authority to execute, deliver and perform its obligations under this Deed. It is capable of performing its duties hereunder and thereunder and it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant to be performed by it hereunder and thereunder.

(b)                It has taken all organizational action necessary to authorize the execution and delivery by it of this Deed, and this Deed has been executed and delivered by one of its officers who is duly authorized to execute and deliver this Deed on its behalf.

(c)              Assuming compliance by the other parties to this Deed with their respective duties and obligations hereunder, neither the execution nor the delivery by it of this Deed nor the consummation by it of the transactions contemplated hereby or thereby nor compliance by it with any of the terms or provisions hereof will contravene any law, governmental rule or regulation governing its banking or trust powers or any judgment or order binding on it.

(d)              Assuming compliance by the other parties to this Deed with their respective duties and obligations hereunder, no consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the performance of its obligations hereunder, except for those consents, approvals, authorizations or orders that previously have been obtained.

(e)              This Deed, assuming due authorization, execution and delivery by the other actual (as opposed to deemed) parties hereto, constitutes a valid, legal and binding obligation of the Grantor Trust Trustee, enforceable against it in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and the rights of creditors of banks, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(f)               To the actual knowledge of its Trust Officers, without further independent investigation or independent inquiry other than reasonable inquiry to those agents, representatives or employees of the Grantor Trust Trustee expected to have such knowledge, no litigation is pending or threatened against it that, if determined adversely to it, would prohibit it from entering into this Deed or that, in its good faith and reasonable judgment, is likely to materially and adversely affect its ability to perform its obligations under this Deed.

Section 8.3            [Reserved].

Section 8.4            Reliance; Advice of Counsel.

(a)               The Grantor Trust Trustee shall be entitled to conclusively rely on, and shall be fully protected and shall incur no liability to any Person, in acting or refraining from acting in accordance with any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Grantor Trust Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Grantor Trust Trustee may for all purposes hereof conclusively rely on a certificate, signed by an authorized officer of the Grantor Trust Trustee or its designee (as applicable) (including an authorized officer thereof) as to such fact or matter (including the correctness of any calculations or opinions contained therein) and such certificate shall constitute full protection to the Grantor Trust Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)               In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Deed, the Grantor Trust Trustee, at the expense of the Trust (i) may act directly or through its agents, custodians, nominees or attorneys pursuant to agreements entered into with any of them, and the Grantor Trust Trustee shall not be liable (other than with respect to its own Affiliates) for the conduct or misconduct of such agents, custodians, nominees or attorneys if such agents, custodians, nominees or attorneys shall have been selected by the Grantor Trust Trustee with due care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care or employed by it. The Grantor Trust Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such Persons and not clearly contrary to this Deed. Notwithstanding the foregoing, the Grantor Trust Trustee shall either cause the Trust to be a third party beneficiary under the agreements or instruments under which such agents, custodians, nominees, attorneys, accountants or other such Persons have been appointed or shall cooperate with and assist the Trust in seeking redress from such agents, custodians, nominees, attorneys, accountants or other such Persons for any damages suffered by the Trust or the Grantor Trust Estate as a result of the conduct of such Persons.

Section 8.5            Not Acting in Individual Capacity. The Grantor Trust Trustee does not act in its individual capacity, but solely as Grantor Trust Trustee, and all Persons having any claim against the Grantor Trust Trustee by reason of the transactions contemplated by this Deed shall look only to the Grantor Trust Estate for payment or satisfaction thereof.

Section 8.6            Anti-Money Laundering Laws. In order to comply with applicable laws, rules, regulations and executive orders in effect from time to time relating to the funding of terrorist activities and money laundering (including the Proceeds of Crime Act (as revised) and regulations issued thereunder, the Terrorism Act (as revised)), the Grantor Trust Trustee is required to obtain, verify, record and update information regarding the identity of the Owners and the Holders. Accordingly, the Owners and the Holders agree to provide to each of the Grantor Trust Trustee or its designee (as applicable) upon its reasonable request, such identifying information and documentation as may be available to such Owner or Holder in order to permit the Grantor Trust Trustee to comply with such laws, rules, regulations and executive orders.

Section 8.7            Patriot Act. In order to comply with applicable laws, rules, regulations and executive orders in effect from time to time relating to the funding of terrorist activities and money laundering, the Grantor Trust Trustee or its designee (as applicable), in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each Persons that establishes a relationship or opens an account with each of the Grantor Trust Trustee or its designee (as applicable).

ARTICLE IX

COMPENSATION AND INDEMNIFICATION

Section 9.1            Fees and Expenses. Subject to Section 2.6, the Grantor Trust Trustee Fees and Expenses shall be paid to the Grantor Trust Trustee from the assets contained in the Grantor Trust Estate, which shall include all reasonable expenses incurred by the Grantor Trust Trustee and its advisers in connection with the performance of its duties hereunder or under any other document executed by the Grantor Trust Trustee in accordance therewith or pursuant thereto. The provision of this Section 9.1 shall survive the termination of this Deed.

Section 9.2            Grantor Trust Trustee's Liability.

(a)           Liability of the Grantor Trust Trustee. Notwithstanding any other provision of this Deed, the Grantor Trust Trustee shall not be liable for any loss, damage, claim, cost or expense which may happen to or be suffered by the capital or income of the Trust at any time or from any cause whatsoever unless the loss, damage, claim, cost or expense is caused directly by the Grantor Trust Trustee's own actual fraud, wilful default or Gross Negligence.

(b)          Without limiting the scope of Section 9.2(a), the Grantor Trust Trustee is not liable or responsible (in the absence of the Grantor Trust Trustee's own actual fraud, wilful default or Gross Negligence):

(i)                 for anything the Grantor Trust Trustee shall do or omit to do when relying on any email, notice, resolution, direction or other document, paper or title, howsoever communicated, reasonably believed by the Grantor Trust Trustee to be both genuine and properly passed, sealed, signed, delivered or otherwise executed;

(ii)              for, or for the verification of the authenticity of, any signature on, or any seal affixed to any endorsement on, any certificate or document affecting the title to or transmission of Certificates, so that (for the avoidance of doubt) the Grantor Trust Trustee shall not be liable for any forged or unauthorised signature on, or seal affixed to, any endorsement, form or other document, or for acting on, or giving effect to, any forged or unauthorised signature or seal;

(iii)            for acting on any advice (howsoever provided) of, or information obtained from or purportedly issued by or on behalf of, any accountants, brokers, lawyers or other agents or advisers acting for either the Grantor Trust Trustee or the Trust, nor for anything the Grantor Trust Trustee shall do or omit to do in relying on that advice or information;

(iv)             for any misconduct, mistake, oversight, error of judgement or want of prudence of any accountant, broker, lawyer, or other agents or advisers that shall be advising either the Grantor Trust Trustee or the Trust, so that that the Grantor Trust Trustee shall not be liable for acting on any advice or information howsoever purported to be conveyed by any of them (including, without limitation, by letter, telegram, telephone, cable, facsimile transmission or email) even if it contains an error, or is not authentic;

(v)               for any loss or damage suffered by the Trust or any Holder because the Grantor Trust Trustee shall have relied on or used any information, records, reports or other data received from any other person;

(vi)             for any loss, claim or expense resulting from or caused by events or circumstances beyond the Grantor Trust Trustee's (or its agents') reasonable control, including without limitation, delay or cessation of services or any damages resulting as a result of any work stoppage, act of terrorism, power or other mechanical failure, computer virus, natural disaster, governmental action, communications disruption or other impossibility of performance;

(vii)          to account to any Holder or any other person for making or suffering in good faith any payment out of the Trust to any fiscal authority of any jurisdiction for duties and charges or other taxes or charges or other assessments in any way arising out of the Trust or relating to any transaction of whatsoever nature concerning the Trust;

(viii)        for any loss, damage, claim, cost or expense arising out of any acts or omissions of the Grantor, any Holder or any other Person;

(ix)             for any loss, damage, claim, cost or expense arising as a result of the Grantor Trust Trustee relying on or using information, records, reports and other data received from any person; or

(x)               for any loss, damage, claim, cost or expense incurred because the Grantor Trust Trustee has been required or authorised to act at the direction or on the advice of or in consultation with the Grantor any Holder, and the Grantor Trust Trustee has so acted.

(c)           The Grantor Trust Trustee shall not be liable in any circumstances for any indirect, special or consequential loss.

(d)          Indemnification of the Grantor Trust Trustee. Subject to Section 2.6, the Grantor shall indemnify the Grantor Trust Trustee (in its individual capacity and as Grantor Trust Trustee) and its successors, assigns, agents (including Equiniti Trust Company and any other person engaged by the Grantor Trust Trustee for the purpose of listing or administering the listed Grantor Trust Certificates), affiliates, representatives, directors, officers, managers, members, partners, shareholders and employees (collectively, the “Grantor Trust Trustee Indemnified Parties”) from and against, any and all acts or omissions, liabilities, obligations, losses, damages, taxes, penalties, injury, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (in each case including reasonable legal fees and expenses, including legal fees and expenses in connection with the enforcement of their indemnification rights hereunder) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against any Grantor Trust Trustee Indemnified Party in any way, directly or indirectly, relating to or arising out of this Deed, the Grantor Trust Estate or the administration of the Grantor Trust Estate, other than Expenses arising or resulting directly from the Gross Negligence, actual fraud or wilful default of such Grantor Trust Trustee Indemnified Party or its related Grantor Trust Trustee Indemnified Parties. The indemnities contained in this Section shall survive the resignation or termination of any Grantor Trust Trustee Indemnified Party and the termination of this Deed.

(e)           Express Authority of the Grantor Trust Trustee under the Transfer Agent Service Deed. Pursuant to the terms of the Transfer Agent Services Deed, the Grantor Trust Trustee agrees to indemnify Equiniti Trust Company on the terms set out therein. For the avoidance of doubt, the Grantor Trust Trustee is authorized to enter into the Transfer Services Deed and provide such indemnity to Equiniti Trust Company and the Grantor consents and agrees that the Grantor Trust Trustee shall be indemnified and held harmless on providing such indemnity on the same terms as set out in (d) above.

ARTICLE X

TERMINATION OF TRUST DEED

Section 10.1        Termination of Trust Deed.

(a)           The Trust shall terminate at any time the Grantor instructs the Grantor Trust Trustee or its designee (as applicable) to mail a notice of termination to the Owners of all Grantor Trust Certificates then outstanding at least 30 days prior to the termination date included in such notice. If any Grantor Trust Certificates shall remain outstanding after the date of termination, the Grantor Trust Trustee or its designee (as applicable) thereafter shall discontinue the registration of transfers of Grantor Trust Certificates, shall suspend the delivery of distributions to the Owners thereof, and shall not give any further notices or perform any further acts under this Deed, except that the Grantor Trust Trustee or its designee (as applicable) shall continue to collect interest and principal repayments pertaining to Deposited Securities, shall sell rights and other property as provided in this Deed, and shall continue to deliver any interest and principal repayments received with respect to Deposited Securities and the net proceeds of the sale of any rights or other property, upon surrender of Grantor Trust Certificates (after deducting, in each case, the fee of the Grantor Trust Trustee or its designee (as applicable) for the surrender of Grantor Trust Certificates, any expenses for the account of the Owner of such Grantor Trust Certificates in accordance with the terms and conditions of this Deed, and any applicable taxes or governmental charges).

(b)           The bankruptcy, liquidation, dissolution, death or incapacity of any Owner or Holder shall not (i) operate to terminate this Deed or the Trust, nor (ii) entitle the such Person’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or termination or winding up of all or any part of the Trust or the Grantor Trust Estate, nor (iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

(c)           Except as provided in Section 10.1(a) above, none of the Grantor, any Owner or Holder shall be entitled to revoke or terminate the Trust.

(d)          At any time after the expiration of four months from the date of termination, the Grantor Trust Trustee or its designee (as applicable) may sell the Deposited Securities then held under this Deed and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Grantor Trust Certificates that have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Grantor Trust Trustee or its designee (as applicable) with respect to such net proceeds. After making such sale, the Grantor Trust Trustee or its designee (as applicable) shall be discharged from all obligations under this Deed, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Grantor Trust Trustee or its designee (as applicable) for the surrender of Grantor Trust Certificates, any expenses for the account of the Owner of such Grantor Trust Certificates in accordance with the terms and conditions of this Deed, and any applicable taxes or governmental charges).

(e)           Upon the termination of the Trust, the Grantor Trust Trustee shall, at the expense of the Trust, write to the Registrar of Trusts confirming that the Trust has terminated.

ARTICLE XI

SUCCESSOR GRANTOR TRUST TRUSTEES AND ADDITIONAL GRANTOR TRUST
TRUSTEES

Section 11.1        Eligibility Requirements for the Grantor Trust Trustee. The Grantor Trust Trustee shall at all times be a Person (other than a natural person) holding all the necessary licenses and consents required to conduct their business in their jurisdictions of operation; and be authorized to exercise corporate trust powers. In case at any time the Grantor Trust Trustee or any purported successor thereto shall cease to be eligible in accordance with the provisions of this Section, such Person shall resign immediately in the manner and with the effect specified in Section 11.2.

Section 11.2        Resignation or Removal of the Grantor Trust Trustee.

(a)          Subject to Section 11.2(c), the Grantor Trust Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Grantor and the Owners and Holders. Upon receiving such notice of resignation, the Grantor shall promptly appoint a successor to such resigning Grantor Trust Trustee, with notice to the Owners and Holders by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Grantor Trust Trustee and one copy to the successor to such resigning Grantor Trust Trustee. If no successor to the resigning Grantor Trust Trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Grantor Trust Trustee shall promptly appoint a successor to such resigning Grantor Trust Trustee, with notice to the Owners and Holders by written instrument, in duplicate. If no successor to the resigning Grantor Trust Trustee shall have been so appointed and have accepted appointment within sixty (60) days after the giving of such notice of resignation, the resigning Grantor Trust Trustee, at the expense of the Grantor Trust Estate, may petition any court of competent jurisdiction for the appointment of a successor to such resigning Grantor Trust Trustee.

(b)         If at any time the Grantor Trust Trustee shall cease to be eligible in accordance with the provisions of Section 11.1, or if a two-thirds majority of the Holders in amount of the Grantor Trust Certificates so direct the Grantor and the Grantor Trust Trustee in writing, or if at any time the Grantor Trust Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Grantor Trust Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Grantor Trust Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Grantor may remove the Grantor Trust Trustee, or in the absence of such action by the Grantor within five (5) Business Days following direction of two-thirds majority of the Holders in amount of the Grantor Trust Certificates, the Grantor Trust Trustee shall seek a successor (unless the Holders’ written direction, if applicable, names a successor) in accordance with this Section 11.2(b) and resign in accordance with this Article XI, with notice to the Owners and Holders. If the Grantor shall remove the Grantor Trust Trustee under the authority of the immediately preceding sentence, the Grantor shall promptly appoint a successor to such removed Grantor Trust Trustee, with notice to the Owners and Holders by written instrument in duplicate, one copy of which instrument shall be delivered to the outgoing Grantor Trust Trustee so removed and one copy to the successor to such removed Grantor Trust Trustee and payment of all fees owed to the outgoing Grantor Trust Trustee so removed. If no successor to the removed Grantor Trust Trustee shall have been so appointed and have accepted appointment within thirty (30) days after such removal, the removed Grantor Trust Trustee, at the expense of the Grantor Trust Estate, may petition any court of competent jurisdiction for the appointment of a successor to such removed Grantor Trust Trustee.

(c)         Notwithstanding the foregoing, no resignation or removal of the Grantor Trust Trustee or appointment of a successor to the Grantor Trust Trustee pursuant to any of the provisions of this Section shall become effective until (i) acceptance of appointment by the successor to the Grantor Trust Trustee pursuant to Section 11.3, and (ii) payment of all fees and expenses owed to the outgoing Grantor Trust Trustee.

Section 11.3        Successor Grantor Trust Trustee.

(a)         Any successor Grantor Trust Trustee appointed pursuant to Section 11.2 or Section 11.3 shall execute, acknowledge and deliver to the Grantor, the Owners and Holders and the corresponding predecessor Grantor Trust Trustee an instrument accepting such appointment under this Deed, and thereupon the resignation or removal of the predecessor Grantor Trust Trustee shall become effective and such successor Grantor Trust Trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Deed, with like effect as if originally named as the Grantor Trust Trustee. The predecessor Grantor Trust Trustee shall, upon payment of its fees and expenses, deliver to its corresponding successor Grantor Trust Trustee all documents and statements and monies held by it under this Deed. The predecessor Grantor Trust Trustee and the Grantor and the Owners and Holders shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Grantor Trust Trustee all such rights, powers, duties, and obligations.

(b)         No successor Grantor Trust Trustee shall accept appointment as provided in this Section 11.3 unless at the time of such acceptance such successor Grantor Trust Trustee shall be eligible pursuant to Section 11.1.

(c)         Upon acceptance of appointment by a successor Grantor Trust Trustee pursuant to this Section, the successor Grantor Trust Trustee shall mail notice of such acceptance to the Grantor Trust Trustee, the Grantor, and the Owners and Holders. Any expense incurred by such successor Grantor Trust Trustee in connection therewith shall be a Grantor Trust Expense.

Section 11.4        Merger or Consolidation of the Grantor Trust Trustee. Any Person into which the Grantor Trust Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Grantor Trust Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Grantor Trust Trustee, shall be the successor of the Grantor Trust Trustee hereunder, provided such Person shall be eligible pursuant to Section 11.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

ARTICLE XII

MISCELLANEOUS

Section 12.1         Supplements and Amendments.

(a)          The form of the Certificate(s) and any provisions of this Deed may at any time and from time to time be amended by the Grantor Trust Trustee or, in respect of the Certificate only, its designee (as applicable) without the consent of Owners or Holders in any respect which it may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Grantor Trust Certificates until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Grantor Trust Certificates. Every Owner and Holder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such Grantor Trust Certificates or any interest therein, to consent and agree to such amendment and to be bound by this Deed as amended thereby.

Section 12.2        Limitations on Rights of Others. The provisions of this Deed are solely for the benefit of the Grantor Trust Trustee, the Owners and the Holders, and the Grantor Trust Trustee Indemnified Parties, each of which (other than the Grantor and the Grantor Trust Trustee) shall be a third party beneficiary hereof and shall be entitled to enforce the provisions hereof against the Grantor and the Grantor Trust Trustee, and nothing in this Deed, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Grantor Trust Estate or under or in respect of this Deed or any covenants, conditions or provisions contained herein.

Section 12.3        Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and sent by courier or other prepaid hand delivery service, delivered by electronic mail (upon telephone or electronic mail confirmation of receipt thereof), or delivered by an electronic posting to a password-protected website (upon printed confirmation of the recipient’s access to such password-protected website or telephone or electronic mail confirmation of receipt thereof) and shall be deemed given upon actual receipt by the intended recipient (or upon telephone, electronic mail or other confirmation thereof in accordance with the foregoing), as follows:

(i) if to the Grantor Trust Trustee, to the Corporate Trust Office

(ii) if to the Grantor:

Emergent Capital, Inc. 1200 N. Federal Highway, Suite 200 Boca Raton Florida 33432 Attention: The Directors

with a copy to:

Winston & Strawn LLP 200 Park Avenue New York, New York 10166 Facsimile: (212) 294-4700 Attention: David A. Sakowitz

and

Kelley Drye & Warren LLP 101 Park Avenue New York, New York 10178 Facsimile: (212) 808-7897 Attention: James S. Carr

or, as to each such party, at such other address, facsimile number and telephone number as shall be designated by such party in a written notice to each other party.

(b)          Any notice required or permitted to be given to an Owner or Holder shall be given in writing and sent by courier or other prepaid hand delivery service to the address of such Owner or Holder as shown in the register maintained by Grantor Trust Trustee or its designee (as applicable). Any notice so sent within the time prescribed in this Deed shall be conclusively presumed to have been duly given, whether or not the Owner and/or Holder in question receives such notice.

(c)           The Grantor Trust Trustee agrees to accept and act upon instructions or directions pursuant to this Deed or any document executed in connection herewith sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Grantor Trust Trustee shall have received an incumbency certificate listing such Person as a Person designated to provide such instructions or directions, which incumbency certificate may be amended whenever a Person is added or deleted from the listing. If such Person elects to give the Grantor Trust Trustee email or facsimile instructions (or instructions by a similar electronic method) and the Grantor Trust Trustee in its discretion elects to act upon such instructions, the Grantor Trust Trustee’s reasonable understanding of such instructions shall be deemed controlling. The Grantor Trust Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Grantor Trust Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any Person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Grantor Trust Trustee, including the risk of the Grantor Trust Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 12.4         Severability. Any provision of this Deed that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 12.5         Separate Counterparts. This Deed may be executed by the parties hereto in separate counterparts, by manual or facsimile signature, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 12.6         Owners and Holders as Parties; Binding Effect. The Owners and Holders from time to time shall be parties to this Deed and shall be bound by all of the terms and conditions hereof and of the Certificates by acceptance of Grantor Trust Certificates or any interest therein.

Section 12.7         Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, all as herein provided.

Section 12.8         No Petition.

(a)          To the fullest extent permitted by applicable law, the Grantor Trust Trustee and the Grantor, by entering into this Deed, and each Owner and Holder, by accepting the Grantor Trust Certificate(s) or Certificate(s), as applicable, or any interest therein, hereby covenant and agree that they will not at any time institute against or in connection with the Trust, or join in any institution against the Trust of, any bankruptcy, reorganization, arrangement, insolvency, liquidation or similar proceedings; provided, however, that nothing contained herein shall prevent or prohibit the Grantor Trust Trustee from filing a proof of claim in any such proceeding or enforcing its lien or its rights of indemnity out of the Grantor Trust Estate.

(b)          To the fullest extent permitted by applicable law each Party hereto and the Owners and Holders, by acceptance of Grantor Trust Certificates or any interest therein, hereby covenant and agree that they will not at any time institute against the Grantor, or join in any institution against the Grantor of, any bankruptcy, reorganization, arrangement, insolvency, liquidation, examinership or similar proceedings, or other proceedings under any applicable bankruptcy or similar law in connection with any obligations of the Grantor owed to any party under or in connection with this Deed, save for lodging a claim in the liquidation of the Grantor which is initiated by another non-affiliated party or taking proceedings to obtain a declaration or judgment as to the obligations of the Grantor in relation thereto. The terms of this Section 12.8(b) shall survive any termination of this Deed.

Section 12.9         No Recourse. The Owners and Holders, by acceptance of Grantor Trust Certificates or any interest therein, acknowledges that the Grantor Trust Certificate represents a beneficial ownership interest in the Trust only and does not represent an interest in or an obligation of any other Person, and no recourse may be had against any other Person, including the Company, the Grantor, or any of their respective successors, assigns, agents, directors, officers, managers, members, partners, shareholders or employees or any such other Person’s assets for the obligations of the Trust. Except with respect to Grantor Trust Expenses as set forth in Section 2.6, in no event shall the Grantor or the Owners and Holders have any personal liability for any obligations of the Trust.

Section 12.10    Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 12.11    GOVERNING LAW. THE GOVERING LAW OF THIS TRUST SHALL BE THE LAW OF THE CAYMAN ISLANDS, THE COURTS OF WHICH SHALL BE THE FORUM FOR THE ADMINISTRATION OF THIS TRUST. THE CAYMAN ISLANDS COURTS SHALL HAVE EXCLUSIVE JURISDICTION IN ANY PROCEEDINGS INVOLVING RIGHTS OR OBLIGATIONS UNDER THIS TRUST.

Section 12.12    [RESERVED].

Section 12.13    Limitation of Liability of Grantor Trust Trustee. It is expressly understood and agreed by the parties hereto that (a) this Deed is executed and delivered on behalf of the Grantor in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Grantor is made and intended for the purpose for binding only the Grantor, (c) nothing herein contained shall be construed as creating any liability on the Grantor Trust Trustee, individually or personally, to perform any covenant of the Grantor contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) the Grantor Trust Trustee has made no investigation as to the accuracy or completeness of any representations and warranties made by the Grantor in this Deed and (e) under no circumstances shall the Grantor Trust Trustee be personally liable for the payment of any indebtedness or expenses of the Grantor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Grantor under this Deed or any other related documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Grantor Trust Deed to be duly executed as a deed as of the day and year first above written.

EXECUTED AS A DEED BY	)

for and on behalf of	)

Maples Trustee Services	)

(Cayman) Limited	)	/s/ Peter Goddard

in the presence of:	)	Peter Goddard

/s/ Errin Echenique

Witness: Errin Echenique

EXECUTED AS A DEED BY	)

for and on behalf of	)

Emergent Capital, Inc.	)	/s/ Miriam Martinez

in the presence of:	)	Miriam Martinez

/s/ Amanda Medeiros

Witness: Amanda Medeiros

[Signature Page to Grantor Trust Deed]

EXHIBIT A

FORM OF TRUST CERTIFICATE

NUMBER	CERTIFICATES
[●]	[●]

GRANTOR TRUST CERTIFICATE

GLOBAL GRANTOR TRUST CERTIFICATE OF

THE LAMINGTON ROAD GRANTOR TRUST

(A Cayman Islands Trust)

THIS CERTIFIES that                                  is the holder of the current outstanding number of Grantor Trust Certificates shown from time to time on the records of the Lamington Road Grantor Trust, a Cayman Islands trust (the “Trust”), as represented by this certificate of the Trust, transferable only on the books and records of the Trust by the holder hereof in person or by a duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the transfer agent of the Trust.

The registered holder of this certificate is entitled to all the rights, interests and privileges of a holder of a certificate as provided by the Grantor Trust Deed of the Trust as from time to time amended, which are incorporated by reference herein. All Owners and Holders (as such terms are defined in the Grantor Trust Deed, dated 1 March 2021, in respect of the Trust (the “Grantor Trust Deed”)) from time to time of a Grantor Trust Certificate issued pursuant to the Grantor Trust Deed shall be deemed a party thereto.

This certificate is executed on behalf of the Trust and the obligations hereof are not binding upon any of the Grantor Trust Trustees, in their individual capacity, but are binding only upon the assets and property of the Trust.

IN WITNESS WHEREOF, the Trust has caused this certificate to be signed by its duly authorized officers.

Countersigned:
[●]	Dated: [●]

GRANTOR TRUST TRUSTEE, ON BEHALF OF THE TRUST

By:
[●]

Unless this certificate is presented by an authorized representative of The Depository Trust Company (“DTC”), a New York corporation, to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

A-1